UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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	Definitive proxy statement.

☑	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust IV
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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	☑	No fee required.

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FormulaFolios Tactical Income ETF

FormulaFolios Hedged Growth ETF

FormulaFolios Smart Growth ETF

FormulaFolios Tactical Growth ETF

Each a series of Northern Lights Fund Trust IV

4221 North 203rd Street, Suite 100

Elkhorn, NE, 68022

SUPPLEMENT DATED SEPTEMBER 25, 2020

TO THE

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT DATED JULY 27, 2020

Dear Shareholder:

The information contained in this supplement amends, supplements, and, to the extent inconsistent, supersedes the corresponding information, as applicable, in the Notice of Special Meeting of Shareholders and Proxy Statement dated July 27, 2020, which were previously mailed to shareholders of the FormulaFolios Tactical Income ETF, FormulaFolios Hedged Growth ETF, FormulaFolios Smart Growth ETF and FormulaFolios Tactical Growth ETF (collectively, the “Funds”) on July 27, 2020.

This supplement will be mailed on or about September 28, 2020 and should be read in conjunction with the Notice and Proxy Statement. Except as specifically amended or supplemented by the information contained in this supplement, all information set forth in the Notice and Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the Special Meeting of Shareholders to be held at the offices of FormulaFolio Investments LLC, the Fund’s adviser, at 89 Ionia NW, Suite 600, Grand Rapids, MI 49503 on October 9, 2020 at 1:00 p.m., Eastern Time.

•	Effective September 28, 2020, Derek Prusa will no longer serve as a portfolio manager for the Funds. Jason Wenk will continue to serve as a portfolio manager for the Funds. Mr. Wenk has served each Fund as its portfolio manager since it commenced operations.

•	Effective September 28, 2020, Mark DiOrio will serve as a portfolio manager for the Funds. Mark DiOrio joined Brookstone Capital Management LLC (“BCM”) as the Chief Investment Officer in 2015 and led the Investment Committee of BCM. Following the merger of BCM and FormulaFolio Investments, LLC, Mark DiOrio serves as Chief Investment Officer of the Adviser and has served as the Funds’ portfolio manager since September 2020. Prior to joining BCM, he was responsible for launching and managing a boutique investment subsidiary of a publicly traded regional bank holding company. While there, Mr. DiOrio ran a global tactical asset allocation strategy and accumulated an 8 year GIPS® compliant track record. Mr. DiOrio has nearly 20 years of investment industry experience, including 10 years of multi-asset class portfolio management. Mr. DiOrio received his MBA from Benedictine University, his BA from Eastern Illinois University and is a Chartered Financial Analyst (CFA). He is a member of the CFA Institute and CFA Society of Chicago.

•	No other changes are expected to occur.

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PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE